Exhibit 99.1

BRIGHT LIGHTS CONFERENCE May 10th & 11th, 2011, New York City BIOLASE Technology, Inc. Federico Pignatelli, CEO, Chairman and Shareholder Fred Furry, CFO, VP Finance Dmitri Boutoussov, CTO, VP Engineering

Safe Harbor Statement This presentation may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry as well as management's beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include projections about our future earnings and margins and speak only as of the date hereof. Such statements are based upon the information available to us now and are subject to change. We will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. The important factors which could cause actual results to differ materially from those in the forward-looking statements include, among others, a downturn or leveling off of demand for our products due to the availability and pricing of competing products and technologies, adverse international market or political conditions, a domestic economic recession, the volume and pricing of product sales, our ability to control costs, intellectual property disputes, the effects of natural disasters and other events beyond our control and other factors including those detailed in BIOLASE's filings with the Securities and Exchange Commission including its prior filings on Form 10-K and 10-Q.

Redefining Surgery in Dentistry and Medicine Conventional Surgical Devices: Scalpel, High Speed Drill, Electrosurge, Electric Bone Saws and Heat Generating Lasers How BIOLASE Changes That? The Science of WaterLase Years of engineering and research at BIOLASE led to the discovery that the Er,Cr:YSGG (2796nm) laser crystal (Erbium, Chromium doped Yttrium Scandium Gallium Garnet) has the highest level of absorption in water molecules contained in human tissue. This absorption creates an expansion and vaporization of the water molecules causing a biological ablation of human tissue including teeth, dentin, bone, gum, skin and the eye). Tooth enamel contains up to 5% water, dentin and bone contain up to 25% water, soft tissue (gum tissue and skin) contains up to 80% water, and the eye contains up to 90% water.

Why BIOLASE WaterLase Technology in Dentistry?

Traditional Dentistry Traditional Dentistry The painting Cavadenti, the Tooth Puller, by Caravaggio, circa 1608

5/10/2011 PAGE 6 Progressive & Biological Hi-Tech Dentistry Atraumatic Pediatric Tooth Extraction The aiming beam on the NEW WaterLase iPlus is green. This red beam featured in the previous generation of WaterLase products does not cut the tissue. Tissue is cut biologically, with water at the molecular level. Using BIOLASE WaterLase Systems, including our new WaterLase iPlus System:

Making Dentistry Less Frightening Traditional Surgical Approach: Using the dental drill offers more of the same which is pain, local anesthetic, swelling, pain killers, micro-fractures and the potential for cross contamination. Progressive and Hi-tech Surgical Approach: Using WaterLase technology offers a biological solution with NO drill, NO shot, NO pain, and NO cross contamination, essentially none of the downsides of traditional dentistry. WaterLase is Comfort Dentistry! This minimally invasive and biological solution also offers same day multi-quadrant dentistry, because of no need for local anesthetic. This advantage, made possible by WaterLase Technology, allows dentists to generate higher fees per patient visit.

Technology Supported by Scientific Data 5/10/2011 PAGE 8 Substantial Data: The effectiveness of dental lasers is proven and well researched. Clinical data and peer- reviewed specialty journals substantiate the effectiveness of laser treatment in a wide variety of procedures.

Some of the Dental Schools that are Teaching WaterLase Technology around the World

WaterLase High Speed Cutting 5/10/2011 PAGE 10

WaterLase vs. Drill 5/10/2011 PAGE 11

Why WaterLase Technology? Because NO Pain, NO Tissue Damage & NO Risk of Cross-Contamination: WaterLase MD(tm) reduced E. faecalis 2.86 times more effectively than NaOCl3 1. Dental Burs and Endodontic Files: Are Routine Sterilization Procedures Effective?: Archie Morrison, DDS, MS, FRCD(C); Susan Conrod, DDS JCDA • www.cda-adc.ca/jcda • February 2009, Vol. 75, No. 1. 2. Contaminated dental instruments: Smith A, Dickson M, Aitken J, Bagg J.J Hosp Infect. 2002 Jul;51(3):233-5. 3. The antimicrobial efficacy of the erbium, chromium:yttrium-scandium-gallium-garnet laser with radial emitting tips on root canal dentin walls infected with Enterococcus faecalis: Wanda Gordon, DMD, Vahid A. Atabakhsh, DDS, Fernando Meza, DMD, Aaron Doms, DDS, Roni Nissan, DMD, Ioana Rizoiu, MS and Roy H. Stevens, DDS, MS JADA 2007; 138(7): 992-1002 Burs and Endo Files: 15% of "sterilized" burs and up to 76% of "sterilized" endodontic files carry pathogenic micro-organisms.1, 2 Complex and rugged bur surface difficult to sterilize. Autoclaving fails 15% of the time to completely decontaminate burs1 WaterLase Tips: Smooth tip surface does not harbor debris or bacteria like abrasive surface of burs or files. YSGG laser energy is bacteriacidal.3 Single-use, disposable tips that work without the need to contact tissue. Also eliminates accidental sticks with contaminated burs.

Current Status: As of December 2010, BIOLASE had 286 issued and pending patents, 70% of which are related to our core Er;Cr:YSGG technology and medical lasers. Filing costs and maintenance are closely monitored. Funding for redundant patents and patents with a low-probability for issuance are stopped. Patent Portfolio Issued Pending Total U.S. 80 64 144 International 60 82 142 Total 140 146 286

Paths to monetization: Internal development, licensing, and legal action against infringers. Analyses by IP rating firms and management have identified patent families with the greatest potential: Ophthalmology, specifically a medical treatment for Presbyopia, laser toothbrush, and flavored and sterile water for patient comfort and dental waterline disinfection. Pursuit of Infringers: License agreements for Er:YAG patent pool are drafted and pending resolution. Potential legal action against Er:YAG patent infringers. Potential infringers of flavored water IP being analyzed by patent attorney. Intellectual Property

Why a turnaround of BIOLASE today will be quicker and more effective than in the past: BIOLASE has a better organizational structure, better cost control, and more efficient & effective management than ever before. The BIOLASE brand is currently known by over 80% of North American dentists and is growing internationally. BIOLASE has the largest installed base of dental lasers which equates to recurring revenues from consumables, warranties, and service contracts. BIOLASE has more products available than ever before. BIOLASE has more clinical trials, more FDA approvals, and more patents and pending patents than ever before. Foundation for a Rapid Recovery 5/10/2011 PAGE 15

How BIOLASE is Positioned BIOLASE United States BIOLASE International Total: 12,200 Total: 5,100 Grand Total: 17,300 (CHART) (CHART) 2,700 2,400 5,500 6,700

Owning BIOLASE Means Owning the Hard Tissue Dental Laser Market... Biolase 80% Source: Biolase Technology Licensing Reports 5/10/2011 PAGE 17

....and the Overall Dental Laser Market. Biolase 45% Source: iData Research Inc. 5/10/2011 PAGE 18 2009 US Dental Laser Market: Hard & Soft Tissue

Our Market Opportunity BIOLASE's current market penetration is less than 1.5% of the potential global market. 176,000 dentists in the US and Canada.1 Over 1.2 million dentists in 134 countries.2 17,300 systems in over 10,000 practices. Every 1% of further market penetration is equal to an opportunity of well over $600 million, including consumables. 1,200,000 total global market 17,3003 systems sold worldwide

The Untapped Portion of the Market How BIOLASE WaterLase technology can increase a dentist's patients by 33%. According to the ADA...nearly 25% of all Americans avoid dentists because they are afraid of dental drills and needles. There are 160,000 dentists currently serving a population of 300 million Americans. That means 75 million Americans are avoiding dental care because of fear. That equates to an average of 470 patients per dentist! Patients spend about $1,000 per year on dental care, meaning that U.S. dentists are missing out on an average of $470,000 of potential revenue, every year. If a dentist that adopts painless WaterLase Technology realizes only half of this potential, they could earn an additional $235,000 in annual revenue by just serving fearful patients. The flagship Waterlase iPlus System cost is only $57,900.

Global Opportunity in Emerging Dental Markets North America 176,000 dentists 1 dentist / 1,900 population Western Europe 240,000 dentists 1 dentist / 1,800 population Latin America 298,000 dentists 1 dentist / 5,600 population Eastern Europe 120,000 dentists 1 dentist / 4,000 population Middle East 19,000 dentists 1 dentist / 3,100 population India 35,000 dentists 1 dentist / 33,900 population China 16,000 dentists 1 dentist / 82,300 population Rest of Asia 43,000 dentists 1 dentist / 14,000 population Worldwide Total 1,200,000 dentists 5/10/2011 PAGE 21 1. World Federation of Dentistry Practicing Dentists1 Japan 63,000 dentists 1 dentist / 2,000 population

Emerging Market Opportunities 5/10/2011 PAGE 22 Private Dental Office in China. California Suburb? No...China.

The Value of Technology 5/10/2011 PAGE 23 Dental Lasers: Allows dentists to perform their current daily procedures more efficiently plus perform a wide variety of dental procedures they otherwise may be referring out of their practices. Cone Beam 3-D Dental Imaging: Provides a high-definition, digital image at reduced costs with 90% less radiation to the patient and a typical scan time of less than 10 seconds. Dental CAD/CAM: Provides digital dental impressions.

Ophthalmology: BIOLASE currently holds 10 issued and 19 pending U.S. and International patents in four patent families in the field ophthalmology. These patents give BIOLASE a wide range of applications and coverage in the field. Management is currently evaluating spinning- off of this technology into a "new company" to be named OCCULASE. Our technology has the capability to restore the elasticity of the optic nerve and muscle allowing the eye to refocus, curing presbyopia. Medical: The Diolase 10 offers High Intensity Light Treatment (HILT) pain therapy. The 940 nm wavelength has been developed by BIOLASE as the perfect combination of penetration and absorption in living tissue for pain management indications. Coupled with a variety of continuous wave and pulse options, the Diolase 10 has provided impressive outcomes in pain relief. Truly portable with a battery-powered option. Expanding into Other Areas of Medicine

Current Line of BIOLASE Products 5/10/2011 PAGE 25 All-tissue dental lasers: Our all-tissue lasers include our new flagship laser, the revolutionary WaterLase iPlus, and the WaterLase MD Turbo, an entry level all-tissue laser. Diode soft-tissue dental lasers: Our soft tissue lasers include the ezLase total diode solution, which offers power and portability, and the revolutionary iLase, a portable diode laser with no foot pedal, power cord, or external controls. Medical: The Diolase 10 offers high intensity laser therapy in the palm of your hand for pain management. Digital Imaging: Beginning in 2011, BIOLASE will offer a full line of digital imaging equipment, including cone beam 3-D dental imaging and CAD/CAM digital dental impressions.

Global Leader in Dental Lasers Over 17,300 laser systems sold to over 10,000 dental practices in over 50 countries worldwide. We have over 160 employees worldwide We have sales offices in the U.S., Floss (Germany), Madrid (Spain) and Shanghai (China) with expansion planned in Mumbai (India), Dubai (UAE), and Quito (Ecuador). We have training facilities in Charlotte, NC, St. Louis, MO, and Irvine, CA. BIOLASE Technology, Inc. Today 5/10/2011 PAGE 26 Company Headquarters in Irvine, California

Operations 5/10/2011 PAGE 27 Manufacturing and Research & Development Our 57,000 sq. ft. facility houses administrative, sales, marketing, customer care, training, R&D and manufacturing. It is ISO 9001 certified and FDA GMP with clean room operations. Nearly 100% of our components and subassemblies are manufactured in our facility and/or the U.S. Our Irvine facilities can accommodate growth to $250 million and we also have manufacturing capabilities in Floss, Germany. We have a highly skilled R&D team with extensive medical device and laser development expertise. We are highly focused in always improving and extending our dental and medical product portfolio.

Management and Employees: BIOLASE's entire executive team holds options to purchase common stock. Further, in December 2010, the Board of Directors granted approximately 1.5 million stock options to ALL of the employees of the Company. These options have a strike price of $2 and have made all employees stakeholders in the success of BIOLASE. CEO Stakeholder: Our Chairman, President, and CEO, Federico Pignatelli, has reiterated his personal commitment to BIOLASE by committing to work for an annual salary of one dollar for 2011, as he has done since August 2010. Mr. Pignatelli owns approximately 1.3 million shares of stock and 200,000 options. The only way that he will make money in 2011 is as a shareholder. Management & Employee Stakeholders

5/10/2011 PAGE 29 Volume: Millions of Shares 0.5 1.0 Chart & Financial History 20 15 10 5 BLTI SHARE PRICE Guidance 62.5 1994-2006 Pignatelli Chairman of the Board Exclusive distribution partnership with Henry Schein Aug 2006-Aug 2010 Aug 2010-Present Pignatelli CEO & Board Chairman 1998 FDA Clearance WaterLase

Relative Valuations

BRIGHT LIGHTS CONFERENCE May 10th & 11th, 2011, New York City BIOLASE Technology, Inc. Federico Pignatelli, CEO, Chairman and Shareholder Fred Furry, CFO, VP Finance Dmitri Boutoussov, CTO, VP Engineering